UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 24, 2003
                                                           -------------


                               Mirant Corporation
                ------------------------------------------------
               (Exact name of registrant as specified in charter)

            Delaware                   001-16107                  58-2056305
-------------------------------- ------------------------   --------------------
(State or other jurisdiction of  (Commission File Number)   (IRS Employer
           incorporation)                                    Identification No.)


1155 Perimeter Center West, Suite 100, Atlanta, Georgia           30338
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      (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (678) 579-5000

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure.

      On July 24, 2003, the Bankruptcy Court approved an interim procedure requiring certain holders of claims, preferred securities, and common stock to provide at least ten (10) days advance notice of their intent to buy or sell claims against Mirant Corporation and/or its debtor subsidiaries, including Mirant Americas Generation, LLC and Mirant Mid-Atlantic, LLC (collectively, the "Debtors"), or shares in Mirant Corporation. The notice procedure is limited to only those transactions with a person or entity owning (or, because of the transaction, resulting in ownership of) an aggregate amount of claims equal to or in excess of $250 million and, with respect to shares, only those persons or entities owning (or, because of the transaction, resulting in ownership of) 4.75% or more of any class of outstanding shares. In addition, each entity or person that owns at least $250 million of claims or certain preferred securities must, within fifteen (15) days of the entry of the order, provide the Debtors with notice of ownership information. The Court's order also provides for expedited procedures to impose sanctions for a violation of its order, including monetary damages and the avoidance of any such transactions that violate the order. A hearing to consider a final order regarding the notice procedure has been set for 9:00 a.m. on August 8, 2003.

      The emergency relief was sought to prevent potential trades of claims or stock that could negatively impact the Debtors' net operating loss tax attributes. These tax loss attributes are currently approximately $1 billion and could reach $2.5 billion by the end of 2003. These tax attributes may result in potential future tax savings of as much as $200-$400 million. The emergency relief provides immediate assistance in preserving these tax attributes until parties in interest can appear and be heard regarding the notice procedure requested by Mirant.

      The court order, the motion filed by the Debtors, and the supporting notices and papers are available on the internet at the following site: www.bsillc.com.

Caution regarding forward-looking statements:

Some of the statements provided herein include forward-looking information, in addition to historical information. Mirant cautions that there can be no assurance that such indicative results will be realized and that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. Factors that could affect the amount of any potential future tax savings and/or the potential amount of the Company's net operating loss tax attributes would include, but not be limited to, the Company's inability to preserve the net operating loss tax attributes or the Company's inability to use such attributes due to restrictions in the US Tax Code or otherwise. Mirant expressly disclaims any duty to update the forward-looking statements presented herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 25, 2003

                                         Mirant Corporation




                                         By: /s/  Dan Streek
                                             -----------------------------------
                                             Dan Streek
                                             Vice President and Controller
                                             (Principal Accounting Officer)